SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2002

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

     In its press release issued on October 30, 2002, Level 3 Communications, Inc. (the "Company") reported that in light of the requirement for accelerated reporting of insider transactions contained in Sarbanes-Oxley and the Securities and Exchange Commission's revised rules, at the November 2002 regularly scheduled meeting of the Company's Board of Directors, the Board of Directors will consider a proposal to conform the Company's securities sale announcement policy to the requirement for accelerated reporting. On November 7, 2002, at its regularly scheduled meeting, the Board approved this proposal. As a result, the Company will no longer report "Executive Officer's Intended Transfer of Company Securities" as part of its quarterly or annual earnings releases, and officers and directors will disclose reportable transactions in the Company's securities in a manner that is consistent with then current reporting requirements.

     The Compensation Committee of the Board of Directors has clarified that the restrictions on Colin V.K. Williams' ability to exercise the OSOs or C-OSOs granted to Mr. Williams during 2001 and the first quarter of 2002 permit the exercise of these OSOs and C-OSOs up to an aggregate of 275,000 shares of Level 3 common stock, par value $.01 per share.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



November 8, 2002                     By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President